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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) September 30, 2002
                                                        -------------------


                             STUDENT ADVANTAGE, INC.
                    -----------------------------------------
             (Exact name of Registrant as specified in its charter)

          Delaware                      0-26074                  04-3263743
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      (State or Other           (Commission File Number)       (IRS Employer
Jurisdiction of Incorporation)                               Identification No.)



    280 Summer Street,  Boston, MA                                 02210
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(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code       (617) 912-2000
                                                   -----------------------------


         (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.


         Student Advantage, Inc. (the "Company") announced on September 30, 2002 that a Special Committee of its Board of Directors, formed to consider strategic alternatives, is in discussions regarding a proposal for the acquisition of the Company made by a group of stockholders, including Raymond V. Sozzi, Jr., the Company's President and Chief Executive Officer, and Atlas Capital at a price between $1.50 and $1.75 per share. The proposal is subject to, among other things, the receipt of sufficient financing and the negotiation of a definitive agreement. The Company also announced that it borrowed $3.5 million from Scholar, Inc., a corporation formed by Mr. Sozzi, an affiliate of Atlas Capital and certain other stockholders of the Company, and simultaneously amended its loan agreement with Reservoir Capital to provide, among other things, that Reservoir Capital will not demand payment prior to July 1, 2003 for principal, interest and fees under the loan agreement, absent future defaults. The Company and Reservoir have also agreed to certain other modifications to the loan agreement, including that the Company has the right to retire the Reservoir Capital indebtedness before January 31, 2003 for a payment of $11.5 million. If the Company makes payments of at least $6.0 million but less than $11.5 million before January 31, 2003, the remaining total indebtedness to Reservoir Capital would be reduced to the difference between $11.5 million and the amounts paid as of such date, plus interest. The press release issued by the Company on September 30, 2002 is attached hereto as Exhibit 99.1.

         The Company also announced that it received notification from the Nasdaq Stock Market, Inc. that for 30 consecutive trading days, the Company's common stock has not maintained a minimum market value of publicly held shares of $5.0 million or a minimum closing bid price of $1.00 per share, that in each case is required for continued inclusion on the Nasdaq National Market. The Company was given until December 3, 2002 and December 19, 2002, respectively, to regain compliance.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements of the Business Acquired.

Not applicable.

(b)      Pro Forma Financial Information.

Not applicable.

(c)      Exhibits.

See the Exhibit Index attached hereto.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        STUDENT ADVANTAGE, INC.
                                        (Registrant)


Date: September 30, 2002                By: /s/ Kenneth S. Goldman
                                            ------------------------------------
                                        Kenneth S. Goldman, Executive Vice
                                        President and Chief Financial Officer


                                  EXHIBIT INDEX


10.1 Promissory Note, dated September 30, 2002, executed and delivered by the Registrant to Scholar, Inc. in the original principal amount of $3,500,000.

10.2 Amendment No. 6 to Loan Agreement, dated as of September 30, 2002, among the Registrant, the subsidiaries of the Registrant and Reservoir Capital Partners, L.P., Reservoir Capital Associates, L.P. Reservoir Capital Master Fund, L.P., and Scholar, Inc. (amending the Loan Agreement by and among the Registrant, the subsidiaries of the Registrant, and Reservoir Capital Partners, L.P., Reservoir Capital Associates, L.P. and Reservoir Capital Master Fund, L.P.).

99.1    Press Release dated September 30, 2002 of the Registrant.